                                                                    Exhibit 3.2
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MEDITRUST OPERATING COMPANY

         Meditrust Operating Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 23, 1979 (the "Original Certificate of Incorporation") under the name "Santa Anita Operating Company". The name of the Corporation was changed to Meditrust Operating Company on November 5, 1997, by way of amendment to the Original Certificate of Incorporation. A Restated Certificate of Incorporation (the "Second Certificate") was filed with the Secretary of State of the State of Delaware on March 2, 1998 restating and integrating the Corporation's certificate of incorporation as theretofore amended and supplemented.

         2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the Corporation's Certificate of Incorporation as heretofore amended and supplemented. The Certificate was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

         3. The text of the Second Certificate, as amended to date, shall at the effective time of this Certificate read as follows:

         FIRST.  NAME.  The name of the Corporation is Meditrust Operating
Company.

         SECOND. REGISTERED OFFICE. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD. PURPOSES. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

         FOURTH.  CAPITALIZATION.

         SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 561,000,000, of which 500,000,000 shares of the par value of $.10 each are to be a class designated Common Stock, 6,000,000 shares of the par value of $.10 each are to be of a class designated Preferred Stock, 30,000,000 shares of the par value of $.10 each are to be of a class designated Series Common Stock and 25,000,000 of the par value $.10 each are to be of a class designated Excess Stock.

         SECTION 2. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation, or any duly authorized committee thereof, is hereby authorized to fix or authorize the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or all or any of them and such other rights specified by the Board of Directors of the Corporation and not prohibited by law.

         SECTION 3. The shares of Series Common Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Series Common Stock and the number of shares constituting any such series and the designation thereof, or all or any of them.


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         SECTION 4. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

         (b) Except as otherwise required by law, holders of a series of Preferred Stock or Series Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation relating to such series).

         (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine.

         (d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         SECTION 5. The terms and conditions applicable to shares of Excess Stock are set forth in Article Thirteenth hereof.

         FIFTH.  [DELETED].

         SIXTH. BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized, without stockholder approval, to make, alter or repeal the by-laws of the Corporation.

         SEVENTH. RIGHT TO AMEND CERTIFICATE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EIGHTH.  [DELETED].

         NINTH:

PART 1.  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

         1.1. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or any other Article of this Certificate of Incorporation, and except as otherwise expressly provided in Part 2 of this Article Ninth:

         (a) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

         (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

         (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities by the Corporation or any Subsidiary upon the conversion of convertible securities of the Corporation or any Subsidiary into stock of the Corporation or any Subsidiary; or


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

         (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

         (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

         shall require the affirmative vote of the holders of at least (a) 80% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote in the election of directors (the "Voting Stock"), and (b) a majority of the combined voting power of the then outstanding shares of Voting Stock held by persons who are Disinterested Stockholders, provided, however, that the majority vote requirement of this clause (b) shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of combined voting power of the then outstanding shares of Voting Stock. The foregoing affirmative vote requirements are hereinafter referred to as the "Special Vote Requirement." The Special Vote Requirement shall be applicable notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         1.2. DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article Ninth shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of Section 1.1.

PART 2.  WHEN SPECIAL VOTE REQUIREMENT IS NOT APPLICABLE

         The provisions of Part 1 of this Article Ninth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of this Certificate of Incorporation, if all of the conditions specified in either of the following Sections 2.1 and 2.2 are met:

         2.1. APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by a majority of the Continuing Directors.

         2.2. PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

         (a) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of (i) the highest price paid for any share of Common Stock by any person who is an Interested Stockholder within the two-year period immediately prior to the time of the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which such person became an Interested Stockholder, whichever price is the higher; or (ii) the Fair Market Value per share of the Corporation's Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher. The price paid for any share of Common Stock shall be the amount of cash plus the Fair Market Value of any other consideration to be received therefor, determined at the time of payment thereof.

         (b) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received in such Business Combination by holders of securities of the Corporation other than Common Stock shall be at least equal to the higher of (i) if applicable, the highest preferential amount to which the holders of such securities are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, (ii) the highest price paid for any of such securities by any person who is an Interested Stockholder within the two-year period immediately prior to the Announcement Date or in the transaction in which such person became an Interested Stockholder, whichever price is higher, (iii) the Fair Market Value of such securities on the Announcement Date or the Determination Date, whichever is higher, or (iv) if such securities are convertible into or exchangeable for shares of Common Stock, the amount per share of such Common Stock determined pursuant to the foregoing paragraph (a) reduced by any amount payable by the holders of such


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

securities in accordance with the terms of such securities, per share, upon such conversion or exchange, multiplied by the total number of shares of Common Stock into which or for which such securities are convertible or exchangeable.

         (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same forms the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

         (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (ii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

         (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

         (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

PART 3.  CERTAIN DEFINITIONS

         For the purposes of this Article Ninth:

         3.1. A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

         3.2. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         (a) is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

         (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding Voting Stock; or

         (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         3.3. A person shall be a "beneficial owner" of any Voting Stock:

          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

          (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         3.4. For the purposes of determining whether a person is an Interested Stockholder pursuant to Section 3.2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of
Section 3.3 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         3.5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

         3.6. "Subsidiary" means any corporation of which more than a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in Section 3.2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary, or by the Corporation and one or more Subsidiaries.

         3.7. "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of the Corporation.

         3.8. "Disinterested Stockholder" means a holder of Voting Stock who is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and whose shares are not deemed owned by an Interested Stockholder through application of Section 3.3.

         3.9. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
(b) in the case of stock of any class of securities not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the Fair Market Value of such securities or property on the date in question as determined by a majority of the Continuing Directors in good faith. If the stock is paired for purposes of trading with that of any other corporation, the Fair Market Value of the paired stock shall be determined pursuant to the pairing or other agreement which provides for the determination of the relative values of the stock of the Corporation and the stock of such other corporation, after determining the Fair Market Value of the paired stock as set forth above.

         3.10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received" as used in Sections 2.2(a),
(b) and (c) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.


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PART 4.  DIRECTORS' DUTY TO DETERMINE CERTAIN FACTS

         The majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Ninth, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article Ninth, including (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of Section
2.2 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more; and the good faith determination of a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article Ninth.

PART 5.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS

         Nothing contained in this Article Ninth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

PART 6.  AMENDMENT, REPEAL, INCONSISTENT PROVISIONS

         Notwithstanding any other provisions of law or of this Certificate of Incorporation or the by-laws of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of securities which may be required by law or by this Certificate of Incorporation, any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article Ninth of this Certificate of Incorporation shall require for approval the affirmative vote of at least (a) 80% of the combined voting power of the then outstanding Shares of Voting Stock and (b) a majority of the combined voting power of the then outstanding shares of Voting Stock held by persons who are Disinterested Stockholders, provided that the majority vote requirement of this clause (b) shall not be applicable if the proposal is approved by the affirmative vote of not less than 90% of the combined voting power of the then outstanding shares of Voting Stock.

         TENTH:

         (a) The number of directors shall be as provided in the by-laws. The Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III, such classes to be as nearly equal in number as possible and to have the number provided in the by-laws. At the annual meeting of stockholders in 1986, Directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and Directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter at each annual meeting of stockholders, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. Any vacancy on the Board of Directors of the Corporation, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of all the remaining directors. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors of the class in which the vacancy occurred. Notwithstanding any other provision of this Article, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and unless the terms of this Certificate of Incorporation expressly provide otherwise, such directorships shall be in addition to the number of directors provided in the by-laws and such directors shall not be classified pursuant to this Article.

         (b) Any action required or permitted to be taken by holders of stock of the Corporation must be taken at a meeting of such holders and may not be taken by consent in writing. The by-laws of the Corporation may be amended by the stockholders only by the affirmative vote of at least 80% of the voting power of the Corporation. Notwithstanding any other provision of law or of this Certificate of Incorporation or the by-laws of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of securities which may be required by law or by this Certificate of Incorporation, any proposal


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

to amend or repeal, or adopt any provisions inconsistent with, this Article Tenth shall require for approval the affirmative vote of at least 80% of the voting power of the Corporation.

         ELEVENTH:

         The Board of Directors of the Corporation shall base the response of this Corporation to any proposed Business Combination on the evaluation by the Board of Directors of the Corporation of what is in the best interest of this Corporation. In evaluating what is in the best interest of this Corporation, the Board of Directors of the Corporation shall consider:

         (a) THE BEST INTEREST OF THE STOCKHOLDERS. For this purpose, the Board of Directors of the Corporation shall consider among other factors, not only the consideration offered in the proposed Business Combination in relation to the then current market price of this Corporation's stock, but also in relation to the then current value of this Corporation in a freely negotiated transaction and in relation to the then current estimate by the Board of Directors of the future value of this Corporation as an independent entity; and

         (b) Such other factors as the Board of Directors of the Corporation determines to be relevant, including, among other factors, the social, legal and economic effects on the communities in which this Corporation and its subsidiaries operate and are located.

         TWELFTH:

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

         Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

         THIRTEENTH:

         Section 13.1.  RESTRICTIONS ON OWNERSHIP AND TRANSFER OF EQUITY STOCK.

         (a) DEFINITIONS. For purposes of this Article Thirteenth and Article Fourteenth the following terms shall have the meanings set forth below:

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(1)(B) of the Code as if the Corporation were a real estate investment trust (a "REIT") as defined in the Code, and (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

         "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 13.2(d).

         "Common Stock" shall mean the common stock, par value $.10 per share of the Corporation.

         "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.


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

         "Equity Stock" shall mean the Common Stock, par value $.10 per share, and the Preferred Stock, par value $.10 per share of the Corporation.

         "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code as if the Corporation were a REIT or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

         "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors of the Corporation making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 14.2(c) by the value of a paired share most recently determined under Section 14.2(c) (the "Valuation Percentage").

         "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would (a) cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (b) cause any Look-Through Entity to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, (c) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code as if the Corporation were a REIT, (d) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT, or (e) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

         "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 9.25% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

         "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 13.2(h).

         "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company, limited liability company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

         "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section 13.2(a).

         "Realty" shall mean Meditrust Corporation, a Delaware corporation.

         "Realty Common Stock" shall mean the common stock, par value $.10 per share of Realty.

         "Realty Equity Stock" shall mean Realty Common Stock and preferred stock of any designation, par value $.10 per share of Realty.

         "Restriction Termination Date" shall mean the first day on which the Board of Directors of Realty determines that it is no longer in the best interests of Realty to attempt to, or continue to, qualify under the Code as a REIT.

         "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

         "Trust" shall mean any separate trust created and administered in accordance with the terms of Section 13.2, for the exclusive benefit of any Beneficiary.

         "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Realty in accordance with Article Fourteenth.

         (b)  RESTRICTION ON OWNERSHIP AND TRANSFER.

                  (i) Except as provided in Section 13.1(d), until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock, and
(iii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Look-Through Entity Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look- Through Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (ii) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code if the Corporation were a REIT shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (iii) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (iv) Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

         (c) OWNERS REQUIRED TO PROVIDE INFORMATION. Until the Restriction Termination Date:

                  (i) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code as if the Corporation were a REIT, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section 13.1.

                  (ii) Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT (as if the Corporation were a REIT) and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be.

         (d) EXCEPTION. The Board of Directors of the Corporation, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in subsections (b)(ii) through (iv) of this Section 13.1 would not be violated, may exempt a Person from the Ownership Limit or Look-Through Ownership Limit, provided that (A) the Board of Directors of the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit or Look-Through Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section 13.2(a).

         (e) NEW YORK STOCK EXCHANGE TRANSACTIONS. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

         Section 13.2.  EXCESS STOCK.

          (a)  CONVERSION INTO EXCESS STOCK.

                  (i) If, notwithstanding the other provisions contained in this Article Thirteenth, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or such that any Person that is a Look-Through Entity would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, then, (i) except as otherwise provided in Section 13.1(d), the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look- Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 13.2(d) and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non- Transfer Event, as the case may be.

                  (ii) If, notwithstanding the other provisions contained in this Article Thirteenth, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code as if the Corporation were a REIT, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code as if the Corporation were a REIT or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code as if the Corporation were a REIT, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with
Section 13.2(d) and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (iii) Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

                  (iv) Upon the conversion into Excess Shares (pursuant to the Certificate of Incorporation of Realty) of any shares of any class or series of Realty stock that are paired with a class or series of shares of Equity Stock, pursuant to Article Fourteenth, such shares of Equity Stock shall likewise be converted into an equal number of shares of Excess Stock and be paired with such converted shares of Realty, pursuant to Article Fourteenth.

         (b) REMEDIES FOR BREACH. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of
Section 13.1(b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 13.1(b), the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

         (c) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 13.1(b), or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to subsections (a) and (d) of this Section 13.2, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT (determined as if the Corporation were a REIT).

         (d) OWNERSHIP IN TRUST. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section 13.2(a), such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and Realty shall name a Beneficiary for each Trust. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

         (e) DIVIDEND RIGHTS. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of the Corporation as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and
(ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article Thirteenth, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

         (f) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

         (g) VOTING RIGHTS. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections (a) and (d) of this Section 13.2, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

         (h)  DESIGNATION OF PERMITTED TRANSFEREE.

                  (i) The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section 13.2(j) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 13.1(b) and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections
(a) and (d) of this Section 13.2.

                  (ii) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 13.2(h), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

                  (iii) The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section 13.2(i).

                  (iv) If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in
Section 13.1(b), such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in subsection (h)(ii) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically reconverted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article Thirteenth shall apply to such shares, including, without limitation, the provisions of subsections (h) through (j) of this Section 13.2 with respect to any future Transfer of such shares by the Trust.

          (i)  COMPENSATION TO RECORD HOLDER OF SHARES OF EQUITY STOCK THAT
ARE CONVERTED INTO SHARES OF EXCESS STOCK. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section 13.2(h) or following the acceptance of the offer to purchase such shares in accordance with
Section 13.2(j) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)(a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non- Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section 13.2(i) or Section 13.2(j). Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 13.2(i) shall be distributed to the Beneficiary in accordance with the provisions of Section 13.2(h). Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 13.2 by, such Trustee or the Corporation.

         (j) PURCHASE RIGHT IN EXCESS STOCK. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of
(a) the date of the Non- Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 13.2(c).

         Section 13.3. REMEDIES NOT LIMITED. Nothing contained in this Article Thirteenth shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Realty's status as a REIT and to ensure compliance with the requirements of Article Fourteenth and Section 13.1.

         Section 13.4. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article Thirteenth, including any definition contained in Section 13.1(a), the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Article Thirteenth with respect to any situation based on the facts known to it.

         Section 13.5. LEGEND. Each certificate for shares of Equity Stock shall bear the following legend:

         "The shares of Meditrust Corporation and Meditrust Operating Company represented by this combined certificate are subject to restrictions in the respective Certificates of Incorporation of each company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the respective Certificates of Incorporation of each company) from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Certificates of Incorporation of each company) in excess of 9.25% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Certificates of Incorporation of each company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article Thirteenth of the respective Certificates of Incorporation of each company and (d) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to Article Fourteenth of the respective Certificates of Incorporation of each company, except in combination with an equal number of shares of the other company in accordance with the respective Certificates of Incorporation of each company, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

         Meditrust Corporation and Meditrust Operating Company will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Certificates of Incorporation of each company, and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

         Section 13.6. SEVERABILITY. Each provision of this Article Thirteenth shall be severable and an adverse determination as to any such provision shall be in no way affect the validity of any other provision.

         FOURTEENTH:

         Section 14.1 TRANSFER OF SHARES. Until the restrictions and limitations set forth in this Article Fourteenth shall have been terminated in the manner hereinafter provided:

         (a) Except as provided herein, no shares of Equity Stock shall be transferable, and they shall not be transferred on the books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with Realty for the transfer to the transferee, of the same number of shares of Realty Equity Stock, except that the Corporation may transfer Equity Stock acquired by it from Realty to a person to whom Realty simultaneously issues the same number of Equity Stock.

         (b) Each certificate evidencing ownership of shares of Realty Equity Stock shall be deemed to evidence, in addition, the same number of shares of Equity Stock.

         (c) Notwithstanding the foregoing, any shares of Equity Stock issued after the date of the filing of this Certificate, which are issued on an unpaired basis by the Corporation pursuant to the terms of Section 14.7 of this Certificate, may be transferred without compliance with Section 14.1(a) and may be evidenced solely by a certificate which is not deemed to evidence a like number of shares of Realty Equity Stock as required by Section 14.1(b).

         Section 14.2 ISSUANCE OF SHARES. Until such time as the pairing of the outstanding shares of Common Stock and the outstanding shares of Realty Common Stock in accordance with this Article Fourteenth (the "Pairing" and each paired share a "Paired Share") shall have been terminated in the manner herein provided:

         (a) Except as provided herein, the Corporation shall not issue or agree to issue any shares of Equity Stock to any person except Realty unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of Realty Equity Stock and for the pairing of such shares of the Corporation and Realty and unless the Corporation and Realty have agreed on the manner and basis of allocating the consideration to be received upon such issuance between the Corporation and Realty or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof. Any such allocation or payment shall be based on the respective fair market values of Equity Stock and Realty Equity Stock.

         (b) As desired from time to time, but not less often than once each calendar year, the Corporation and Realty shall jointly arrange for the determination of the fair market value as of a date specified by the Corporation and Realty (the "valuation date") of the Common Stock outstanding on the valuation date. The amount so determined (the "fair market value of the Common Stock") shall thereafter be used in all calculations pursuant to this Section
14.2 until a new determination is made. The fair market value of each share of Realty Common Stock shall be determined by subtracting the fair market value of one share of Common Stock from the average of the closing sale prices of a Paired Share over the principal exchange on which the Paired Shares are listed, or if not listed, then the average of the last bid prices in the over-the-counter market during the ten business days prior to any date of determination of the fair market value of Realty Common Stock.

         Section 14.3. STOCK CERTIFICATES; TRANSFER AGENTS AND REGISTRARS. Until such time as the Pairing shall have been terminated in the manner herein provided, except in the case of shares of Equity Stock issued to Realty or Equity Stock issued pursuant to Section 14.7, each certificate which is issued evidencing shares of Equity Stock shall be printed "back- to-back" with a certificate evidencing the same number of Realty Equity Stock, shall bear a conspicuous legend (on the face thereof) referring to the restrictions on the transfer of the shares evidenced thereby contained in this Certificate and the by-laws of the Corporation, and shall be in a form which satisfies the requirements of the laws of Delaware and which has been approved by the Board of Directors of the Corporation.

         Section 14.4. STOCK DIVIDENDS, RECLASSIFICATIONS, ETC. Until such time as the Pairing shall have been terminated in the manner herein provided, the Corporation shall not declare or pay any stock dividend consisting in whole or in part of Equity Stock, issue any rights or warrants to purchase any shares of Equity Stock, or subdivide, combine or otherwise reclassify the shares of Equity Stock, unless Realty simultaneously takes the same or equivalent action with respect to the Realty Equity Stock, to the end that the outstanding Equity Stock and the outstanding shares of Realty Equity Stock will at all times be effectively paired on a one-for-one basis as contemplated herein.

         Section 14.5. SHARES IN EXCESS OF THE OWNERSHIP LIMIT OR IN VIOLATION OF THE TRANSFER RESTRICTIONS; DESIGNATION OF TRUSTEE AND BENEFICIARIES. Until such time as the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to cooperate with Realty to qualify under the Code as a REIT:

         (a) Upon the conversion of a share of any class or series of Equity Stock of the Corporation into a share of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth, if such share of Equity Stock was paired prior to its conversion into Excess Stock, the corresponding paired share of that same class or series of Equity Stock of Realty shall be simultaneously converted into a share of Excess Stock of Realty; such shares of Excess Stock of Realty and the Corporation shall be paired and shall be simultaneously transferred to a Trust.

         (b) Upon the conversion of a share of Excess Stock of the Corporation into a share of Equity Stock of the Corporation of the same class or series from which such Excess Stock was converted in accordance with the provisions of Article Thirteenth, if such share of Excess Stock was paired prior to its conversion from Equity Stock into Excess Stock, the corresponding paired share of Excess Stock of Realty shall be simultaneously converted into a share of Equity Stock of Realty of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired.

         (c) With respect to an offer made by a Trust pursuant to Article Thirteenth to the Corporation to purchase shares of Excess Stock from a Trust pursuant to Article Thirteenth, in the case of shares of Excess Stock that are paired, the Corporation shall accept such offer with respect to its shares of Excess Stock without the agreement of Realty to accept such offer with respect to the corresponding paired shares of its Excess Stock.

         (d) The Trustee of each Trust shall be designated by mutual agreement of the Board of Directors of the Corporation and the Board of Directors of Realty.

         (e) The Beneficiary with respect to each Trust shall be designated by mutual agreement of the Board of Directors of the Corporation and the Board of Directors of Realty.

         (f) At such time that the Board of Directors of Realty no longer deems it in the best interests of Realty to attempt to, or continue to, qualify under the Code as a REIT, the Ownership Limit and the Transfer Restrictions shall cease to have effect, as provided in Article Thirteenth.

         Section 14.7.  UNPAIRED SHARES.

         (a) Shares of capital stock of any class or series other than Common Stock, irrespective of whether such shares are convertible into Paired Shares, may be issued by the Corporation to any person without effective provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of Realty and without effective provision for the pairing of such shares of capital stock of the Corporation and Realty, as the Board of Directors of the Corporation shall in its sole discretion determine (any such shares of capital stock of any class or series issued by the Corporation pursuant to this Section 14.7 are referred to herein as "Unpaired Shares").

         (b) Unpaired Shares may be transferred on the books of the Corporation without a simultaneous transfer to the same transferee of any shares of any other class or series of capital stock of Realty.

         Section 14.8. MERGER, SALE OF ASSETS, ETC. Until such time as the Pairing shall have been terminated in the manner provided herein, the Corporation will not be a party to any merger, consolidation, sale of assets, liquidation or other form or reorganization pursuant to which shares of Common Stock are converted, redeemed, exchanged or otherwise changed unless Realty is also a party to such transaction.

         Section 14.9. WAIVER AND TERMINATION. The Board of Directors of the Corporation is hereby authorized to waive, or repeal or make inapplicable the restrictions and limitations set forth in this Article Fourteenth in its entirety or in any provision of this Article Fourteenth.

         Section 14.10. SEVERABILITY. Each provision of this Article Fourteenth shall be severable and an adverse determination as to any provision shall in no way affect the validity of any other provision.

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      JUNIOR PARTICIPATING PREFERRED STOCK

                            I. DESIGNATION AND AMOUNT

         The shares of such series shall be designated as "Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

                         II. DIVIDENDS AND DISTRIBUTIONS

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                               III. VOTING RIGHTS

         The holders of shares of Junior Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

         (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, in the Corporation's Certificate of Incorporation or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights.

                            IV. CERTAIN RESTRICTIONS

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Corporation) to all holders of such shares upon such terms as the Board of Directors of the Corporation, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV purchase or otherwise acquire such shares at such time and in such manner.

                              V. REACQUIRED SHARES

         Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                   VI. LIQUIDATION, DISSOLUTION OR WINDING UP

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        VII. CONSOLIDATION, MERGER, ETC.

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                VIII. REDEMPTION

         The shares of Junior Preferred Stock shall not be redeemable.

                                    IX. RANK

         The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                                  X. AMENDMENT

         The Certificate of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single series.

              CERTIFICATE OF POWERS, DESIGNATIONS, PREFERENCES AND
             RIGHTS OF SERIES A NON-VOTING CONVERTIBLE COMMON STOCK

         1. DESIGNATION AND AMOUNT. There shall be a series of undesignated Series Common Stock of the Corporation designated as "Series A Non-Voting Convertible Common Stock" and the number of shares constituting such series shall be ten million (10,000,000). The number of shares designated as shares of Series A Non-Voting Convertible Common Stock may be increased or decreased by the Board of Directors of the Corporation without a vote of stockholders. Except as otherwise expressly provided herein, all shares of Series A Non-Voting Convertible Common Stock shall be identical to shares of Common Stock (as defined in Article FOURTH of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation")) and shall entitle the holders thereof to the same rights and privileges.

         2. VOTING. The holders of Series A Non-Voting Convertible Common Stock shall not have any right to vote, except as required under applicable law and, except as required by law, the holders of Common Stock and Series A Non-Voting Convertible Common Stock shall vote together as a single class on all matters as to which holders of Series A Non-Voting Convertible Common Stock are entitled to vote as set forth herein. Except as required by law or as set forth herein, the holders of Series A Non-Voting Convertible Common Stock (to the extent permitted by this Section 2), Common Stock (to the extent permitted by the Certificate of Incorporation), Preferred Stock (to the extent permitted by the Certificate of Incorporation) and Series Common Stock (to the extent permitted by the Certificate of Incorporation) shall vote together as a single class on all matters submitted to the stockholders for a vote.

         3. DIVIDENDS. Subject to applicable law, the holders of Series A Non-Voting Convertible Common Stock shall be entitled to receive such dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors of the Corporation may determine in its sole discretion shall be paid with respect to the Common Stock, with each share of Common Stock and each share of Series A Non-Voting Convertible Common Stock sharing share-for-share in such dividends (with each share of Series A Non-Voting Convertible Common Stock being equal to the number of shares of Common Stock into which it would then be convertible on the record date for such dividend) except that if dividends are declared which are payable in shares of Common Stock or Series A Non-Voting Convertible Common Stock, dividends shall be declared which are payable at the equivalent rate in both classes of stock and the dividends payable in shares of Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Series A Non-Voting Convertible Common Stock shall be payable to the holders of that class of stock.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock or Series Common Stock, if any, are entitled with respect to the distribution of assets in liquidation, the holders of Series A NonVoting Convertible Common Stock shall be entitled to share ratably with the holders of Common Stock (with each share of Series A Non-Voting Convertible Common Stock being equal to the number of shares of Common Stock into which it would then be convertible on the effective date of such Liquidation Event) in the remaining assets of the Corporation available for distribution.

         5.       CONVERSION OF SERIES A NON-VOTING CONVERTIBLE COMMON STOCK.

         (a) AUTOMATIC CONVERSION. Each share of Series A Non-Voting Convertible Common Stock shall be automatically converted, without the payment of any additional consideration, into fully paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Series A Non-Voting Convertible Common Stock so converted (the "Series A Non-Voting Conversion Rate") as of the date (the "Conversion Date") that is the earlier to occur of (i) the next Business Day (as defined below) following the date on which the shareholders of the Corporation and of Meditrust Corporation ("Meditrust Corporation") shall have approved the merger transaction (the "Merger") among La Quinta Inns, Inc. ("La Quinta"), Meditrust Corporation and the Corporation, and (ii) the date of any termination of the Agreement and Plan of Merger dated as of January 3, 1998 and among La Quinta, Meditrust Corporation and the Corporation relating to the Merger in accordance with the terms thereof. As used herein, the term "Business Day" means any day other than Saturday, Sunday, or any other day on which banking institutions in the States of Delaware or New York are not open for business.

         (b) PROCEDURE FOR CONVERSION. As of the Conversion Date, all outstanding shares of Series A Non-Voting Convertible Common Stock shall be converted automatically without any further action by the holders of Series A NonVoting Convertible Common Stock and whether or not the certificates representing such shares of Series A Non-Voting Convertible Common Stock are surrendered to the Corporation or its transfer agent. On the Conversion Date, all rights with respect to the Series A Non-Voting Convertible Common Stock so converted shall terminate, except any of the rights of the holders thereof, in accordance with the procedures herein, to receive certificates for the number of shares of Common Stock into which such Series A Non-Voting Convertible Common Stock has been converted. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable on the Conversion Date unless certificates evidencing such shares of the Series A Non-Voting Convertible Common Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), are surrendered at the principal executive office of the Corporation (or the offices of the transfer agent for the Series A Non-Voting Convertible Common Stock or such office or offices of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Non-Voting Convertible Common Stock by the Corporation), together with written notice by the holder of such Series A Non-Voting Convertible Common Stock stating the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Upon such surrender of a certificate representing Series A Non-Voting Convertible Common Stock following its automatic conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series A Non-Voting Convertible Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Non-Voting Convertible Common Stock which shall not have been converted. If the certificate or certificates for Common Stock are to be issued in a name other than the name of the registered holder of the Series A Non-Voting Convertible Common Stock surrendered for conversion, the Corporation shall not be obligated to issue or deliver any certificate unless and until the holder of the Series A NonVoting Convertible Common Stock surrendered has paid to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or has established to the satisfaction of the Corporation that such tax has been paid.

         (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Non-Voting Convertible Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Non-Voting Convertible Common Stock.

         6. ADJUSTMENTS.

         (a) CHANGES IN COMMON STOCK. In the event the Corporation shall (i) pay a dividend in or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Corporation, the Series A Non-Voting Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Non-Voting Convertible Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series A Non-Voting Convertible Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

         (b) CHANGES IN SERIES A NON-VOTING CONVERTIBLE COMMON STOCK. In the event that the Corporation shall (i) pay a dividend in or make a distribution in shares of its Series A Non-Voting Convertible Common Stock, (ii) subdivide its outstanding shares of Series A Non-Voting Convertible Common Stock, (iii) combine its outstanding shares of Series A Non-Voting Convertible Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Series A Non-Voting Convertible Common Stock any shares of the Corporation, the Series A Non-Voting Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Non-Voting Convertible Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening 22

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of any of the events described above had such share of Series A Non-Voting
Convertible Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

         (c) GENERAL. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date (in the case of a dividend or distribution in shares of capital stock) and shall become effective immediately after the effective date (in the case of a subdivision, combination or reclassification). No adjustment in accordance with this Section 6 shall be required unless such adjustment would require an increase or decrease in any conversion rate of at least 0.1%; provided, however, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         7. NOTICES. In the event that the Corporation provides any notice, report or statement to the holders of Common Stock or Series A Non-Voting Convertible Common Stock (in their capacity as such), the Corporation shall at the same time provide a copy of any such notice, report or statement to each record holder of outstanding Series A Non-Voting Convertible Common Stock.

         8. STATUS OF ACQUIRED SHARES. Shares of Series A Non-Voting Convertible Common Stock acquired by the Corporation (upon conversion or otherwise) will be restored to the status of authorized but unissued shares of undesignated Series Common Stock.

                                  [End of Text]


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

         I, William C. Baker, President of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do execute this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 21st day of June, 1999.

By:   /s/ William C. Baker

      Name: William C. Baker
      Title: President

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